Exhibit 23

Consent of Independent Registered Public Accounting Firm

Eddie Bauer Holdings, Inc.

Bellevue, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-144385) and Form S-8 (No. 333-145512) of Eddie Bauer Holdings, Inc. of our reports dated April 2, 2009, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Eddie Bauer Holdings, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO Seidman, LLP
Seattle, Washington
April 2, 2009